Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HANDEX CORPORATION

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                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

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         The undersigned, Thomas J. Bresnan, being the President, and Scott R.
Wilson, being the Assistant Secretary, of Handex Corporation, a Delaware corporation (the "Corporation"), hereby certify as follows:

         1.  The name of the Corporation is Handex Corporation.

         2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation law.

         3. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current Article I and replacing it with the following:

                  "The name of the Corporation is New Horizons Worldwide, Inc."

         IN WITNESS WHEREOF, the undersigned, being the duly elected and acting President and Assistant Secretary, respectively, have hereunto subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 30th day of December, 1996.

                                          /S/   THOMAS J. BRESNAN
                                          --------------------------------------
                                          Thomas J. Bresnan
                                          President

                                          /S/   SCOTT R. WILSON
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                                          Scott R. Wilson
                                          Assistant Secretary